Exhibit 32.b

POLARIS INDUSTRIES INC.

STATEMENT PURSUANT TO 18 U.S.C. §1350

I, Michael W. Malone, Vice President — Finance, Chief Financial Officer and Secretary of Polaris Industries Inc., a Minnesota corporation (the “Company”), hereby certify as follows:

1. This statement is provided pursuant to 18 U.S.C. § 1350 in connection with the Company’s Annual Report on Form 10-K for the period ended December 31, 2008 (the “Periodic Report”);

2. The Periodic Report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

3. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

Date: March 2, 2009

/s/  Michael W. Malone
Michael W. Malone
Vice President — Finance,
Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Polaris Industries Inc. and will be retained by Polaris Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.